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                                                              Exhibit 99.906Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A for the period ended November 30, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:   /s/ David G. Booth
      ------------------------------------
      David G. Booth
      Principal Executive Officer
      Dimensional Investment Group Inc.

Date: April 4, 2006


By:   /s/ Michael T. Scardina
      ------------------------------------
      Michael T. Scardina
      Principal Accounting Officer
      Dimensional Investment Group Inc.

Date: April 4, 2006